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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use of our report dated February 28, 1997 on the consolidated financial statements of Benedek Broadcasting Corporation and Subsidiary and the consolidated supplemental Schedule II included in or made a part of its Annual Report on Form 10-K for the year ended December 31, 1996 filed with the Securities and Exchange Commission. We also consent to the reference to our firm under the caption "Selected Consolidated Financial Data" in such Annual Report.

                                                 /s/ McGLADREY & PULLEN, LLP

Rockford, Illinois
March 26, 1997